Exhibit 23(b)








                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                  -------------



We consent to the incorporation by reference in the Registration Statement on Form S-3, which also serves as a post-effective amendment to the Registration Statement (File No. 333-24855) on Form S-3, covering $500,000,000 of Constellation Energy Group, Inc. Medium-Term Notes Series A (the "Registration Statement") of our report dated January 15, 1999, on our audits of the consolidated financial statements and financial statement schedule included on Form 10-K of Baltimore Gas and Electric Company and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.



                                                  PricewaterhouseCoopers LLP
                                                /s/ PricewaterhouseCoopers LLP




Baltimore, Maryland
March 29, 1999